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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       September 15, 1999
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                       COLLEGE TELEVISION NETWORK, INC.
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       Delaware                    0-19997                 13-3557317
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(state of other jurisdiction      (Commission              (IRS Employer
 of incorporation)                File Number)             Identification No.)

        5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328
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                         (Address of principal office)

Registrant's telephone number, including area code           (404) 256-4444
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         (Former name or former address, if changed since last report)


Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

     On July 16, 1999, College Television Network, Inc. (the "Company") entered into a stock purchase agreement ("Purchase Agreement") to acquire all of the issued and outstanding capital stock of Armed Forces Communications, Inc., a New York corporation d/b/a Market Place Media and having its primary place of business in Santa Barbara, California ("MPM"), from the shareholders of MPM, Kevin West and Colleen Gordon (collectively, the "Sellers"), thereby making MPM a wholly-owned subsidiary of the Company (the "Acquisition").

     On August 5, 1999, the Federal Trade Commission granted termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for approval of the Acquisition. Thereafter, the standard and customary closing conditions for a transaction of the nature of the Acquisition were met by the parties and the transaction was consummated on August 31, 1999 (the "Closing Date").

     The consideration paid to the Sellers was $30,000,000, subject to adjustments to be made, if any, in connection with (a) a Net Book Value determination (as set forth below)

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and/or (b) a Working Capital requirement (as set forth below). With regards to the Net Book Value determination, the purchase price paid by the Company will be adjusted downward, dollar-for-dollar, to the extent that the Net Book Value of MPM on the Closing Date is less than $1,420,000. The Company is to prepare, within 75 days following the Closing Date, a balance sheet as of the Closing Date (the "Closing Date Balance Sheet"), and deliver the same to the Sellers, who have until the 100th day after the Closing Date (subject to dispute resolution provisions set forth in the Purchase Agreement) to agree in writing to the contents of the Closing Date Balance Sheet. Should a Working Capital adjustment be made, then the amount of such adjustment shall be included within the determination of any Net Book Value adjustment, so that there are no multiple reductions for the same shortfall.

     With regards to the Working Capital adjustment, the purchase price paid by the Company is to be reduced, on a dollar-for-dollar basis, to the extent that MPM's Working Capital on the Closing Date is less than $680,000; provided,
                                                                 --------
however, that should a Net Book Value adjustment be made, the amount of such
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adjustment will be included within any Working Capital adjustment, so that there are no multiple reductions for the same shortfall.

     On the Closing Date, MPM borrowed $15,000,000 from Canadian Imperial Bank of Commerce ("CIBC") and its affiliates (the "Term Loan") pursuant to a Credit Agreement (the "Credit Agreement"), dated as of August 31, 1999, among MPM, CIBC, and affiliates of CIBC. In addition, on August 31, 1999, the Company received a $15,000,000 investment from U-C Holdings, L.L.C. ("Holdings"), a Delaware limited liability company, pursuant to that certain Purchase Agreement, dated as of August 31, 1999, between the Company and Holdings. The Company used the proceeds of the Term Loan (which MPM distributed to the Company by dividend) and the investment by Holdings to pay the purchase price to Sellers. Of the $30,000,000 purchase price, $2,500,000 is being held in escrow until a determination can be made by the Company regarding adjustments to the purchase price of MPM and for satisfaction of any post-closing claims against the Sellers.

     MPM is a leading advertising and promotions company specializing in targeting markets such as colleges and universities. MPM sells and distributes advertising (including print media, television, radio and Internet), to colleges and universities and to MPM's other targeted marketplaces.

     MPM's All Campus Media(R) places advertisements in college newspapers, handles all facets of on-campus promotions and special events, offers full-service Internet technology (including its own Web page, on-line college publications), and provides full-service planning, buying and post analysis in radio, spot TV and cable in major student markets throughout America.

     In addition, MPM's Armed Forces Communications(R) is the leading multi-media military marketing company, placing advertising in national military base newspapers. MPM's American Minorities Media(R) represents and places advertising in minority and ethnic newspapers.

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Item 5. Other Events.
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     (a) Sale of New Class of Stock to U-C Holdings, L.L.C.
         -------------------------------------------------

     As of August 27, 1999, there were issued and outstanding 14,411,755 shares of common stock of the Company, $.005 par value per share (the "Common Stock"), 11,576,612 of which were beneficially owned by Holdings representing approximately 80.3% of the outstanding shares of the Company's Common Stock.

     Pursuant to a Purchase Agreement, dated August 31, 1999, (the "Holdings Purchase Agreement") between the Company and Holdings, Holdings purchased 1,000,000 shares of the Company's Series A Convertible Preferred Stock ("Series A Convertible Preferred"), $0.001 par value per share, for an aggregate purchase price of $15,000,000. The proceeds of the investment were used to pay a portion of the purchase price to the Sellers in connection with the Acquisition.

     The conversion ratio of the Series A Convertible Preferred is computed by multiplying the number of shares of Series A Convertible Preferred to be converted by the $15.00 per share purchase price and dividing the result by the conversion price of the Series A Convertible Preferred (the "Conversion Price") then in effect with respect to such shares. On the date of issuance, the Conversion Price was $4.50, which was a 34.9% discount from the 30-day average market price of the Common Stock as of the date of issuance. As of the date hereof the Series A Convertible Preferred is non-voting stock, however, after the effective date of a Schedule 14C Information Statement to be sent to the stockholders of the Company in connection with the ratification and approval of the issuance of the Series A Convertible Preferred, Holdings shall gain the right to vote the Series A Convertible Preferred on an as-converted basis to Common Stock based upon the number of shares of Common Stock the Series A Convertible Preferred is convertible into on the date of issuance or 3,333,333 shares of voting stock. The Series A Convertible Preferred accrues a cumulative dividend of 12% per annum.

     Additionally, the Holdings Purchase Agreement provides that the Company has the option to sell to Holdings, subject to various conditions within the control of Holdings, before the first anniversary of the Holdings Purchase Agreement, an additional 266,667 shares of Series A Convertible Preferred for an aggregate purchase price of $4,000,000, subject to increase as set forth below. Pursuant to the Holdings Purchase Agreement, if Holdings contributes up to $6,000,000 in cash to the Company to repay the CIBC debt in connection with the Guaranty Agreements (as defined below), Holdings will receive up to an additional 400,000 shares of Series A Convertible Preferred at $15.00 per share. The maximum amount of the guarantee is $6,000,000. If the Guaranty Agreements are extinguished with Holdings paying less than $6,000,000, the amount of Series A Convertible Preferred the Company may, at its option, sell to Holdings increases, up to an additional $6,000,000.

     The Company and Holdings entered into a Cancellation Agreement, dated August 31, 1999, whereby the Company cancelled, for no additional consideration, (Holdings consented

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to such cancellation) the Class D Warrant for the purchase of 135,686 shares of
Common Stock issued to Holdings on July 23, 1999.

     On of the date of the issuance of the Series A Convertible Preferred, if Holdings were to (i) convert all of the shares of Series A Convertible Preferred it now holds or has the option to purchase; (ii) convert the 309,998 shares of Convertible Preferred Stock of the Company ("Convertible Preferred"), $.001 par value per share, it now holds; and (iii) exercise the warrants it holds, including (a) the Class C Warrant issued to Holdings on October 5, 1998, and (b) the Class C Warrant issued to Holdings on April 25, 1997, Holdings would own 18,735,431 shares of the Common Stock, or 86.9% of the Company's outstanding Common Stock. This excludes shares issuable to Holdings pursuant to certain Equity Protection Agreements dated April 25, 1997.

     In connection with the issuance of the Series A Convertible Preferred to Holdings, the Company obtained a fairness opinion from Texada Capital Corporation, a copy of which is attached hereto.

     The Company has approved and adopted a Plan of Reclassification (the "Plan") whereby, on the effective date of a Schedule 14C Information Statement to be mailed to the stockholders of the Company, the 309,998 shares of Convertible Preferred currently owned by Holdings shall be reclassified into 309,998 shares of Series A Convertible Preferred.

     The modification and reclassification of the Convertible Preferred into shares of Series A Convertible Preferred was effectuated in order to have only one type of preferred stock outstanding, and to eliminate the reset provision of the Convertible Preferred, which could have adversely affected the other common stockholders.

     (b)  $17,000,000 Canadian Imperial Bank of Commerce Loans.
          ----------------------------------------------------

     On August 31, 1999, MPM obtained the $15,000,000 Term Loan and a $2,000,000 revolving credit line ("Revolver Loan") from CIBC and its affiliates. The Term Loan was distributed in full to MPM on the Closing Date. MPM also borrowed $1,000,000 from the Revolver Loan to pay expenses associated with the Acquisition and the loans from CIBC.

     Both the Term Loan and the Revolver Loan bear interest at either the Alternate Base Rate (which is the higher of the Prime Rate or the Federal Funds Rate plus 0.05%) or the Eurodollar Base Rate (which is the rate for a Eurodollar Loan appearing on Page 3750 of the Telerate screen at or about 11:00 am London time, two business days prior to the commencement of such rate loan) plus the applicable margin, which is variable depending on MPM meeting various financial conditions set forth in the Credit Agreement. The Revolver Loan is due and payable on September 30, 2004. Repayment of the Term Loan is payable quarterly commencing June 30, 2000, and shall be paid in full on September 30, 2004, according to the principal repayment schedule as follows:

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                    Date                                Amount
                    ----                                ------
     June 30, 2000  - December 31, 2000                 $1,500,000
     Calendar 2001                                       2,250,000
     Calendar 2002                                       3,000,000
     Calendar 2003                                       3,750,000
     January 1, 2004 - September 30, 2004                4,500,000

  The Term Loan and Revolver Loan are secured by the assets of MPM and are guaranteed by each the Company, Holdings and the managing member of Holdings, Willis Stein & Partners, L.P. ("Willis Stein"), a Delaware limited partnership. Each of the Company, Holdings and Willis Stein entered into guaranty agreements in favor of CIBC (the "Guaranty Agreements"), dated as of August 31, 1999, on behalf of MPM. The Guaranty Agreement of the Company is conditional, and limited to circumstances in which the Company receives funds from Holdings to repay CIBC. Additionally, the Company entered into a Pledge Agreement with CIBC, dated as of August 31, 1999, whereby the Company pledged to CIBC the MPM capital stock acquired by it in the Acquisition.


Item 7.  Financial Statements And Exhibits.
         ---------------------------------

  Audited financial statements of MPM and the pro forma financial information of MPM and the Company shall be made available for public disclosure within sixty
(60) days of the date hereof.


Exhibit No.       Description of Exhibit
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  2.1             Stock Purchase Agreement dated  July 16, 1999,  by and among
                  College Television Network, Inc., Armed Forces
                  Communications, Inc., Kevin West and Colleen Gordon.

  2.2 Escrow Agreement dated August 31, 1999, by and among College Television Network, Inc. Colleen Gordon, Kevin West and SunTrust Bank, Atlanta.

  5.1 Purchase Agreement dated August 31, 1999, by and between College Television Network, Inc. and U-C Holdings, L.L.C.

  5.2 Cancellation Agreement dated August 31, 1999, by and between College Television Network, Inc. and U-C Holdings, Inc.

  5.3 Second Certificate of Designation, Powers, References and Rights of the Series A Convertible Preferred Stock of College Television Network, Inc.

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  5.4            Plan of Reclassification dated August 31, 1999 (incorporated by reference to Exhibit I to the Preliminary Schedule 14C Information Statement filed by the Company on September
                 10, 1999).

  5.5            Fairness Opinion from Texada Capital Corporation.

  5.6 Credit Agreement dated August 31, 1999, among Armed Forces Communications, Inc., Canadian Imperial Bank of Commerce, and the several lenders from time to time parties thereto.

  5.7 Guaranty dated as of August 31, 1999, from College Television Network, Inc. in favor of Canadian Imperial Bank of Commerce.

  5.8            Guaranty dated as of August 31, 1999, from U-C Holdings, L.L.C.
                 in favor of Canadian Imperial Bank of Commerce.

  5.9 Guaranty dated as of August 31, 1999, from Willis Stein & Partners, L.P. in favor of Canadian Imperial Bank of Commerce.

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                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 1999                           COLLEGE TELEVISION NETWORK, INC.

                                             By: /s/ Jason Elkin
                                                 --------------------------
                                                 Jason Elkin
                                                 Chairman of the Board and
                                                 Chief Executive Officer

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